                                                                    EXHIBIT 99.6

              KINDER MORGAN ENERGY PARTNERS, L.P. AND SUBSIDIARIES
                UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS



The unaudited pro forma combined financial statements of Kinder Morgan Energy Partners, L.P. and Subsidiaries (KMP) have been derived from the historical balance sheets and income statements of KMP and GATX Terminals Companies as of December 31, 2000 and for the year then ended. The unaudited pro forma combined financial statements have been prepared to give effect to the pending acquisition of the United States terminals and pipeline operations of GATX Terminals Companies for $983.8 million in cash plus assumed liabilities using the purchase method of accounting. This amount is subject to a working capital and debt adjustment based on a closing balance sheet to be provided on consummation of the acquisition. The acquisition is expected to be consummated in the first quarter of 2001. The unaudited pro forma combined financial statements have been prepared assuming the acquisition had been consummated on January 1, 2000.

The purchase price allocated in the unaudited pro forma combined financial statements is based on management's preliminary estimate of the fair market values of assets to be acquired and liabilities to be assumed and is subject to adjustment.

The unaudited pro forma combined financial statements include assumptions and adjustments as described in the accompanying notes and should be read in conjunction with the historical financial statements and related notes of KMP and GATX Terminals Companies incorporated herein.

The unaudited pro forma combined financial statements may not be indicative of the results that would have occurred if the acquisition had been consummated on the date indicated or which will be obtained in the future.




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              Kinder Morgan Energy Partners, L.P. and Subsidiaries
                Unaudited Pro Forma Combined Statement of Income

                                                     Year Ended December 31, 2000
                                                   --------------------------------
                                                                          GATX
                                                                       Terminals
                                                        KMP            Companies          Pro Forma             Pro Forma
                                                     Historical        Historical        Adjustments            Combined
                                                   -------------      -------------     -------------         -------------
Revenues                                           $     816,442      $     262,614     $      (2,574)(f)     $   1,075,632
                                                                                                 (850)(g)

Costs and Expenses
   Cost of products sold                                 124,641                 --                --               124,641
   Operations and maintenance                            164,379             99,867            (1,121)(h)           263,125
   Fuel and power                                         43,216                 --                --                43,216
   Depreciation and amortization                          82,630             39,631           (12,678)(i)           109,583
   General and administrative                             60,065             32,929            (1,266)(j)            91,728
   Taxes, other than income taxes                         25,950                 --                --                25,950
                                                   -------------      -------------     -------------         -------------
                                                         500,881            172,427           (15,065)              658,243

Operating Income                                         315,561             90,187            11,641               417,389

Other Income (Expense)
  Earnings from equity investments                        71,603             (2,361)            2,361(k)             71,603
  Amortization of excess cost of investments              (8,195)                --                --                (8,195)
  Interest, net                                          (93,284)           (49,928)           41,769(l)           (175,506)
                                                                                              (72,070)(m)
                                                                                               (1,993)(n)
  Other, net                                              14,584                 --                --                14,584
  Gain on sale of assets                                      --              2,255            (2,255)(o)                --
  Minority Interest                                       (7,987)                --              (198)(p)            (8,185)
                                                   -------------      -------------     -------------         -------------

Income Before Income Taxes                               292,282             40,153           (20,745)              311,690

Income Tax Benefit (Expense)                             (13,934)           (14,027)           14,027(q)            (13,934)

                                                   -------------      -------------     -------------         -------------
Net Income                                         $     278,348      $      26,126     $      (6,718)        $     297,756
                                                   =============      =============     =============         =============

General partner's interest in net income           $     109,470                               12,612(r)      $     122,082

Limited partners' interest in net income                 168,878                                6,796(r)            175,674
                                                   -------------                        -------------         -------------

Net income                                         $     278,348                               19,408         $     297,756
                                                   =============                        =============         =============

Basic limited partners' net income per unit        $        2.68                                              $        2.78
                                                   =============                                              =============

Number of Units used in Computation                       63,106                                                     63,106
                                                   =============                                              =============

Diluted limited partners' net income per unit      $        2.67                                              $        2.78
                                                   =============                                              =============

Number of units used in computation                       63,150                                                     63,150
                                                   =============                                              =============



The accompanying notes are an integral part of these unaudited pro forma condensed financial statements.


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

              Kinder Morgan Energy Partners, L.P. and Subsidiaries
                Unaudited Pro Forma Combined Balance Sheet


                                                          As of December 31, 2000
                                                     ---------------------------------
                                                                        GATX Terminals
                                                           KMP             Companies         Pro Forma            Pro Forma
                                                       Historical         Historical        Adjustments            Combined
                                                     ---------------   ---------------    ---------------       ---------------
ASSETS
Current Assets
     Cash and cash equivalents                       $        59,319   $           379    $          (379)(a)   $        59,319
     Accounts and notes receivable
       Trade                                                 345,065            31,323               (130)(a)           376,258
       Related parties                                         3,384                --                 --                 3,384
     Inventories
       Products                                               24,137                --                 --                24,137
       Materials and supplies                                  4,972                --                 --                 4,972
     Gas imbalances                                           26,878                --                 --                26,878
     Gas in underground storage                               27,481                --                 --                27,481
     Other current assets                                     20,025             1,256                 (1)(a)            21,280
                                                     ---------------   ---------------    ---------------       ---------------
                                                             511,261            32,958               (510)              543,709
                                                     ---------------   ---------------    ---------------       ---------------

Property, Plant and Equipment, net                         3,306,305           659,304            468,209 (b)         4,433,818
Investments                                                  417,045                --                 --               417,045
Notes receivable                                               9,101                --                 --                 9,101
Receivables from excluded companies                               --           125,261           (125,261)(a)                --
Intangibles, net                                             345,305             9,800             (9,800)(c)           358,922
                                                                                                   13,617 (c)
Deferred charges and other assets                             36,193            27,019             (1,498)(a)            61,714
                                                     ---------------   ---------------    ---------------       ---------------
     TOTAL ASSETS                                    $     4,625,210   $       854,342    $       344,757       $     5,824,309
                                                     ===============   ===============    ===============       ===============

LIABILITIES AND PARTNERS' CAPITAL
Current Liabilities
     Accounts payable
       Trade                                         $       293,268   $         5,792    $        (3,559)(a)           295,501
       Related parties                                         8,255                --                 --                 8,255
     Current portion of long-term debt                       648,949             7,273            983,754 (d)         1,639,976
     Accrued rate refunds                                      1,100                --                 --                 1,100
     Gas imbalances                                           48,834                --                 --                48,834
     Deferred revenue                                         43,978                --                 --                43,978
     Accrued other liabilities                                54,572            30,699                680 (a)            85,951
                                                     ---------------   ---------------    ---------------       ---------------
                                                           1,098,956            43,764            980,875             2,123,595
                                                     ---------------   ---------------    ---------------       ---------------

Long-term Liabilities and Deferred Credits
     Long-term debt                                        1,255,453           129,746                 --             1,385,199
     Deferred revenue                                          1,503                --                 --                 1,503
     Deferred income taxes                                        --            98,353            (98,353)(a)                --
     Other                                                    94,062            66,690            (21,976)(a)           138,776
                                                     ---------------   ---------------    ---------------       ---------------
                                                           1,351,018           294,789           (120,329)            1,525,478
                                                     ---------------   ---------------    ---------------       ---------------

Minority interest                                             58,169                --                 --                58,169
                                                     ---------------   ---------------    ---------------       ---------------
Parent investment and advances                                    --           515,789           (515,789)(e)                --
Partners' Capital
     Common Units                                          1,957,357                --                 --             1,957,357
     Class B Units                                           125,961                --                 --               125,961
     General Partner                                          33,749                --                 --                33,749
                                                     ---------------   ---------------    ---------------       ---------------
                                                           2,117,067           515,789           (515,789)            2,117,067
                                                     ---------------   ---------------    ---------------       ---------------
     TOTAL LIABILITIES AND PARTNERS' CAPITAL         $     4,625,210   $       854,342    $       344,757       $     5,824,309
                                                     ===============   ===============    ===============       ===============



The accompanying notes are an integral part of these unaudited pro forma condensed financial statements.

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

           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

BASIS OF PRESENTATION

The following described pro forma adjustments give recognition to the pending acquisition of the U.S. terminals and pipeline operations of GATX Terminals Companies for $983.8 million in cash plus assumed liabilities.

          a) Reflects the elimination of excluded assets and liabilities of GATX Terminals Companies which are not acquired or assumed in this pending acquisition pursuant to the Stock Purchase Agreement. Excluded assets generally consist of cash balances, capitalized financing costs, receivables from foreign subsidiaries and income tax refunds. Excluded liabilities generally consist of cash deficits, income taxes payable and retired employee benefit accruals.

          b) Reflects the preliminary allocation of the purchase price in excess of the net assets to be acquired to estimated fair value of property, plant and equipment and goodwill utilizing the purchase method of accounting for the acquisition as of December 31, 2000. The purchase price allocation is subject to revision. The purchase price in excess of net assets to be acquired and the preliminary allocation is:

               Purchase price                                             $  983,754
               GATX Terminals Companies net assets of
               $515,789, less excluded net assets of $4,064                  511,725
                                                                          ----------
               Excess of purchase price over net assets to be
               acquired                                                   $  472,029
                                                                          ==========
               Preliminary allocation:
               Property, plant and equipment                              $  468,212
               Goodwill                                                        3,817
                                                                          ----------
                                                                          $  472,029
                                                                          ==========

          c) To eliminate GATX historical goodwill and include fair value of goodwill reflected by preliminary allocation of the purchase price.

          d) Reflects borrowing of the purchase amount at an assumed rate of approximately 7.3% on a loan facility to be arranged by KMP's investment advisors. KMP has obtained a commitment letter for a floating rate credit facility with a consortium of banks. A .125% change in the assumed rate would increase or decrease interest expense by approximately $1.2 million.

          e) Reflects elimination of GATX Terminals Companies parent investment and advances.

          f) To eliminate operating revenue of GATX terminal sold in September 2000.

          g) To eliminate management fees earned from excluded foreign and domestic joint ventures.

          h) To eliminate operating expenses of GATX terminal sold in September 2000.

          i) To adjust depreciation expense for the preliminary allocation of purchase price using an estimated remaining useful life of 40 years. The actual range of useful lives may vary from this estimate.

          j) To eliminate costs attributable solely to excluded foreign operations.

          k)   To eliminate loss from GATX equity investee sold in September
               2000.



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

          l) To eliminate interest expense incurred on debt with affiliated companies. Such debt is an excluded liability and is classified within parent investment and advances on the historical balance sheet of GATX Terminals Companies as of December 31, 2000.

          m) To record interest expense on the purchase amount borrowed by KMP at an assumed rate of approximately 7.3%.

          n) To eliminate GATX interest income earned on receivables from excluded companies.

          o)   To eliminate gain on GATX assets sold during 2000.

          p) To adjust minority interest expense for an allocation of increased net income attributable to this acquisition.

          q)   To eliminate GATX corporate income tax.

          r) Gives effect to the allocation of pro forma net income to the general partner and the limited partners pursuant to sharing ratios provided in the KMP partnership agreement. Amounts are calculated giving consideration to cash available for distribution based on the pro forma combined financial statements. The general partner's interest in net income includes incentive distributions the general partner would have received based on total distributions.

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